UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 14, 2015
Date of Report (Date of earliest event reported)

ENERGY TRANSFER PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-11727	73-1493906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3738 Oak Lawn Avenue
Dallas, TX 75219
(Address of principal executive offices)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Contribution Agreement for Dropdown of Susser Holdings Corp.

On July 14, 2015, Susser Holdings Corporation (“SHC”), Heritage Holdings, Inc. (“HHI”), ETP Holdco Corporation (“ETP Holdco”), Sunoco LP (“SUN”), Sunoco GP LLC, and solely with respect to certain provisions, Energy Transfer Partners, L.P. (“ETP,” or the “Partnership”), entered into a Contribution Agreement (the “Contribution Agreement”), pursuant to which Sunoco LP agreed to acquire from HHI and ETP Holdco 100% of the capital stock of SHC (the “SHC Interest”) (the “Dropdown Transaction”). Pursuant to the terms of the Contribution Agreement, ETP has agreed to guarantee all of the obligations of HHI and ETP Holdco under the Contribution Agreement.
SHC’s operations consist primarily of retail activity through the operation of convenience stores in Texas, New Mexico and Oklahoma, offering merchandise, food service, motor fuel and other services. SHC operates the retail stores under the proprietary Stripes® convenience store brand.
Subject to the terms and conditions of the Contribution Agreement, at the closing of the Dropdown Transaction, in exchange for the contribution by HHI and ETP Holdco to SUN of the SHC Interest, SUN will pay HHI and ETP Holdco approximately $970 million in cash (the “Cash Consideration”) and issue to ETP 21,978,980 Class B Units representing limited partner interests of SUN (the “SUN Class B Units”) valued at approximately $970 million based on the five-day volume weighted average price of SUN’s common units as of July 14, 2015 (collectively with the Cash Consideration, the “Contribution Consideration”). The Class B Units will not receive second quarter 2015 distributions from SUN.
In addition, under the Contribution Agreement, (i) SHC will exchange its 79,308 SUN common units for 79,308 SUN Class A Units, (ii) the 10,939,436 SUN subordinated units owned by SHC will be converted into 10,939,436 SUN Class A Units, and (iii) SUN will subsequently contribute, transfer, assign and convey the SHC Interest to Susser Petroleum Property Company LLC (“PropCo”).
Under the Contribution Agreement, it is a condition to the closing of the Dropdown Transaction that SUN obtain financing to fund the Cash Consideration under the Contribution Agreement and pay certain other expenses or disbursements directly related to the closing of the Contribution Agreement. The Contribution Agreement also contains customary representations and warranties, indemnification obligations and covenants by the parties. The Contribution Agreement may be terminated by SUN, HHI or ETP Holdco if the Dropdown Transaction has not been consummated on or prior to October 1, 2015, which such date may be extended by up to 90 days in certain circumstances.
The board of directors of ETP and the board’s conflicts committee have approved the Dropdown Transaction. The closing of the Dropdown Transaction is subject to certain customary closing conditions. ETP and SUN anticipate that the Dropdown Transaction will close in August 2015. There can be no assurance that all of the closing conditions will be satisfied or that the anticipated benefits of the Dropdown Transaction will be realized.
The above description of the Contribution Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Contribution Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference.
Sunoco GP LLC, the general partner of SUN (the “SUN General Partner”), currently holds a non-economic general partner interest in SUN. ETP (i) indirectly owns common units and subordinated units representing an approximately 44.1% limited partner interest in SUN, (ii) indirectly owns the general partner interest in SUN through ETP’s ownership of the SUN General Partner and (iii) directly owns 100% of the outstanding incentive distribution rights in SUN. HHI and ETP Holdco are indirect wholly-owned subsidiaries of ETP. Please read “—Exchange and Repurchase Agreement for SUN GP/IDR Exchange Transaction” below for information on a transaction affecting these interests.
The above descriptions have been included to provide investors and security holders with information regarding the terms of the Contribution Agreement. They are not intended to provide any other factual information about SUN, SHC, ETP or their respective subsidiaries, affiliates or equity holders. The representations, warranties and covenants contained in the Contribution Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Contribution Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of SUN, SHC, ETP or their respective subsidiaries, affiliates or equity holders as of the date they were made or at any other time.

Exchange and Repurchase Agreement for the SUN GP/IDR Exchange Transaction

On July 14, 2015, the Partnership, Energy Transfer Partners GP, L.P. (“ETP GP”) and Energy Transfer Equity, L.P. (“ETE”) entered into an Exchange and Repurchase Agreement (the “Exchange and Repurchase Agreement”) pursuant to which the Partnership has agreed to sell, assign, transfer and convey to ETE 100% of the incentive distribution rights of SUN (the “SUN IDRs”) and all of the issued and outstanding membership interests in the SUN General Partner (the “SUN GP Interests”), and in exchange ETE will transfer to ETP 21.0 million common units representing limited partner interests in ETP (“ETP Common Units”) (the “Exchange Transaction”). In addition, ETE has consented to, and ETP GP will enter into, Amendment No. 11 (the “LPA Amendment”) to the Second Amended and Restated Agreement of Limited Partnership of ETP, which amendment will provide for a reduction in the aggregate quarterly distributions made by ETP to the holders of the ETP incentive distribution rights (“IDRs”) in the amount of $8.75 million per quarter commencing with the quarter ending September 30, 2015 and ending with the quarter ending June 30, 2017. As previously agreed in connection with the original acquisition of SHC by ETP in August 2014, the remaining nine years of the $35.0 million per year IDR subsidy agreed to by ETE related to that acquisition will automatically terminate upon the completion of a transaction in which ETE acquires the SUN GP Interests and SUN IDRs in exchange for ETP Common Units owned by ETE.

The boards of directors of ETE and ETP, in addition to each board’s respective conflicts committee, have approved the Exchange Transaction and the entry into the LPA Amendment. In the Exchange and Repurchase Agreement, ETE, ETP GP and ETP have made customary representations and warranties and have agreed to customary covenants relating to the Exchange Transaction. The closing of the Exchange Transaction is subject to certain customary closing conditions. ETE and ETP anticipate that the Exchange Transaction will close in August 2015 following the record dates for the ETP and SUN quarterly cash distributions related to the second quarter of 2015. There can be no assurance that all of the closing conditions will be satisfied or that anticipated benefits of the Exchange Transaction will be realized.
The above description of the Exchange and Repurchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is filed as Exhibit 10.2 hereto and incorporated by reference.
Prior to giving effect to the consummation of the transactions contemplated by the Exchange and Repurchase Agreement, ETE owns, directly or indirectly, (i) approximately 23.6 million ETP Common Units, (ii) all of the outstanding equity interests in ETP GP and, through such ownership, all of the IDRs in ETP, and an approximate 1% general partner interest in ETP. ETP currently (i) indirectly owns common units and subordinated units representing an approximately 44.1% limited partner interest in SUN, (ii) indirectly owns the SUN GP Interests through ETP’s ownership of the SUN General Partner and (iii) directly owns 100% of the outstanding SUN IDRs.
The above descriptions have been included to provide investors and security holders with information regarding the terms of the Exchange and Repurchase Agreement and the LPA Amendment. They are not intended to provide any other factual information about ETE, ETP GP, ETP or their respective subsidiaries, affiliates or equity holders. The representations, warranties and covenants contained in the Exchange and Repurchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Exchange and Repurchase Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other as a way of allocating contractual risk between them that differ from those applicable to investors. Moreover, the subject matter of the representations and warranties are subject to more recent developments. Accordingly, investors should be aware that these representations, warranties and covenants or any description thereof alone may not describe the actual state of affairs of ETE, ETP GP, ETP or their respective subsidiaries, affiliates or equity holders as of the date they were made or at any other time.
This report includes certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. An extensive list of factors that can affect future results are discussed in the Partnership’s Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership does not undertake any obligation to update or revise any forward-looking statement to reflect new information or events.

Item 7.01. Regulation FD Disclosure.
On July 15, 2015, the Partnership and SUN issued a joint press release announcing the entry into the Contribution Agreement. A copy of the joint press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. On July 15, 2015, the Partnership and ETE issued a joint press release announcing the entry into the Exchange and Repurchase Agreement. A copy of that joint press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 and Exhibit 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events.

To the extent required, the information included in Item 7.01 of this Form 8-K is incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibits 99.1 and 99.2 are deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act.

Exhibit Number	Description of the Exhibit
10.1
Contribution Agreement, dated as of July 14, 2015, by and among Susser Holdings Corporation, Heritage Holdings, Inc., ETP Holdco Corporation, Sunoco LP, Sunoco GP LLC, and solely with respect to certain provisions, Energy Transfer Partners, L.P.

10.2	Exchange and Repurchase Agreement, dated as of July 14, 2015, by and among Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P, and Energy Transfer Equity, L.P.
99.1	Energy Transfer Partners, L.P. and Sunoco LP Joint Press Release dated July 15, 2015
99.2	Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P. Joint Press Release dated July 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
By: Energy Transfer Partners GP, L.P., its general partner

By: Energy Transfer Partners, L.L.C., its general partner

Date: July 15, 2015	/s/ Thomas E. Long Thomas E. Long Chief Financial Officer

Exhibit Index

Exhibit Number	Description of the Exhibit
10.1
Contribution Agreement, dated as of July 14, 2015, by and among Susser Holdings Corporation, Heritage Holdings, Inc., ETP Holdco Corporation, Sunoco LP, Sunoco GP LLC, and solely with respect to certain provisions, Energy Transfer Partners, L.P.

10.2	Exchange and Repurchase Agreement, dated as of July 14, 2015, by and among Energy Transfer Partners, L.P., Energy Transfer Partners GP, L.P, and Energy Transfer Equity, L.P.
99.1	Energy Transfer Partners, L.P. and Sunoco LP Joint Press Release dated July 15, 2015
99.2	Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P. Joint Press Release dated July 15, 2015